Sotheby's EST. 1744

1334 York Avenue
New York NY 10021
+1 212 606 7000
www.sothebys.com

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH "[***]". SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II)WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Masterworks Gallery, LLC a.a.o. Mas
1 World Trade Center
Floor 57
NEW YORK NY 10007
USA

Account number [***]
Date 11 June 2026

Your successful purchase in Art & Design from The Collection of Barbara Gladstone

Sale [***] - 9 June 2026

Congratulations on your recent purchase. We are pleased to provide the information necessary for finalizing your transaction.

Notice

If the total amount of this invoice is $25,000.00 or less, please refer to our Conditions of Business for Buyers and our Guide for Buyers for details regarding our option to charge or debit your saved payment method. If applicable, details of the scheduled payment will be sent to you by email.

- You can review your saved payment method in My Account.

- ## Invoice for $230,400.00

  Your payment is due 7 October 2026. Your invoice gives instructions on how to pay.

- ## Shipping Quote available online

  To view and pay for the shipping quote, login to your account, navigate to your invoices section and initiate payment for the corresponding invoice.

  Throughout the payment process, you will be able to view and select a shipping quote.

- ## Lot image & details

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For questions related to payment, taxes, shipping and collection, please visit our Guide for Buyers: www.sothebys.com/buyers-guide

For assistance, please contact
The Sotheby's Team
E [***]

Sotheby's EST. 1744

1334 York Avenue
New York NY 10021
+1 212 606 7000
www.sothebys.com

Masterworks Gallery, LLC a.a.o. Mas
1 World Trade Center
Floor 57
NEW YORK NY 10007

USA

Account number	[***]
Invoice number	[***]
Date	11 June 2026
Sotheby's, Inc. Lic. No.	[***]
Sale currency	USD

Invoice for Art & Design from The Collection of Barbara Gladstone

Sale [***] - 9 June 2026

LOT 44 - Amy Sillman, Untitled (Green/Nostril)

Lot location	Gantry Point
Hammer price	$180,000.00
Buyer's premium	$50,400.00
Sales tax *0% of hammer price, buyer's premium and, if applicable, overhead premium*	$0.00
Shipping to: 101 Lake Drive NEWARK DE 19702-3318 US	
Lot total	$230,400.00
Invoice total	**$230,400.00**

- Payment of $230,400.00 is due on 7 October 2026

This invoice replaces invoice number 93974575.

We can only accept payment from the buyer named on this invoice.

To view a full list of payment options and details please visit:

www.sothebys.com/payments

Wire transfers

- [***]

NEW YORK NY10179	
Account name	Sotheby's Art Payments LLC
Account number	[***]
ABA routing number	0[***]

Please include your name, your account number ([***]) and invoice number ([***])

Late payment liable to interest

Sales tax is based on the shipping location for each item.

For assistance, please contact
The Sotheby's Team
E [***]

Sotheby's EST. 1744

1334 York Avenue
New York NY 10021
+1 212 606 7000
www.sothebys.com

Masterworks Gallery, LLC a.a.o. Mas
1 World Trade Center
Floor 57
NEW YORK NY 10007
USA

Account number	[***]
Date	11 June 2026
Sale currency	USD

Lot image & details



Please keep this for your records

Amy Sillman, Untitled (Green/Nostril)

Sale	Art & Design from The Collection of Barb
Sale number & date	[***] - 9 June 2026
Lot number	44
Shipping Dimensions (L x W x H)	49.00 x 2.00 x 51.00 IN
Purchase Price (excluding any taxes)	$230,400.00